UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 23, 2010

Biolase Technology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2010, Biolase Technology, Inc. (the "Company") entered into a Controlled Equity Offering Agreement (the "Agreement") with Ascendiant Securities, LLC, as Selling Agent (the "Selling Agent").

In accordance with terms of the Agreement, the Company may issue and sell up to 3,000,000 shares of its common stock, par value $0.001 per share, in a series of transactions over time as the Company may direct through the Selling Agent. Sales of shares of the Company’s common stock, if any, may be made in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415 under the Securities Act of 1933, which includes sales made directly on the NASDAQ Capital Market, the existing trading market for the Company’s common stock, or sales made to or through a market maker other than on an exchange.

The Selling Agent will make all sales using its commercially reasonable best efforts consistent with its normal trading and sales practices, and on mutually agreed terms between the Selling Agent and the Company.

Unless the Company and the Selling Agent agree to a lesser amount with respect to certain persons or classes of persons, the compensation to the Selling Agent for sales of common stock sold pursuant to the Agreement will be 3.75% of the gross proceeds of the sales price per share.

The summary of the terms of the Agreement is qualified in its entirety by the text of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase Technology, Inc.

December 23, 2010	By:	/s/ Federico Pignatelli

Name: Federico Pignatelli
Title: Chairman and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Controlled Equity Offering Agreement, dated December 23, 2010, by and between Biolase Technology, Inc. and Ascendiant Securities, LLC.